Consent of Independent Registered Public Accounting Firm

Telupay International, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 11, 2013, relating to the consolidated financial statements of Telupay PLC, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Las Vegas, Nevada
May 9, 2014

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com